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                                                                    Exhibit 10.5


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                         Pacific Softworks Incorporated
           Invention Assignment and Proprietary Information Agreement.


In consideration of my employment or continued employment by Pacific Softworks Inc. (the "Company"), In any capacity, I hereby represent and agree as follows:

1. I understand that the Company is engaged in a continuous program of research, development, production, and marketing in connection with its business, and that as an essential part of my employment with the Company, I am expected to make new contributions to and create inventions of value for the Company.

2. I will promptly disclose in confidence to the company all inventions, improvements, original works of authorship, formulas, processed, computer programs, databases, and trade secrets ("Inventions"), whether or not patentable or copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment.

3. I agree that all Inventions developed during my employment with the Company will be the sole and exclusive property of the Company and are hereby assigned to the Company. I have been notified and understand that the provisions of this paragraph do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

(A) ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR DEDUCTION OF PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.

(B) TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER SUBDIVISION (A), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.


4. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, and other legal protections for the Company's Inventions and products in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the


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        Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

5. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier, or the Company ("Proprietary Information"). Such Proprietary Information includes, but is not limited to, Inventions, Company products, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, and customer lists.

6. I acknowledge that in the course of my employment, I may obtain confidential and/or proprietary information regarding the Company's customers ("Customers"), or the customer's affiliates or customers. "Confidential Information" includes: information relating to development plans, costs, finances, marketing plans, equipment configurations, data, access or security codes or procedures utilized or acquired, business opportunities, names of customers, research, and development; the terms, conditions and existence of customer Agreements, any information designated as confidential by the customer in writing or identified as confidential at the time of disclosure if such disclosure is verbal or visual/ and any copies of the prior categories or excerpts included in other material created by the Company. I hereby agree that all Confidential Information communicated to me by the Company's customers, its affiliates, or customers, whether before or after the effective date of the Customer agreement, shall be and was received in strict confidence, shall be used only for purposes of the Agreement with customer, and shall not be disclosed by me or the customer without the prior written consent of the customer. This provision shall not apply to Confidential Information which is (I) publicly known or becomes publicly known through no unauthorized act by me; (II) rightfully received from a third party (other than by the customer) without obligation of confidentiality; (III) already known by me without an obligation of confidentiality; (IV) disclosed without similar restrictions by the customer to a third party (other than the customer or the customer's customer); or (V) approved by the customer for disclosure. The provisions of this Section shall survive the term or termination of the customer's agreement with the Company for any reason.

7. At all times, both during my employment and after its termination, I will keep all such Proprietary Information in confidence and trust, and I will not use or disclose any of such Proprietary Information without the written consent of the Company, except as may be necessary to perform my duties as an employee of the Company. Upon termination of my employment with the Company, E will promptly deliver to the Company all documents, equipment, and materials of any nature pertaining to my work wit the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary.

8. I represent that my compliance with all the terms of this Agreement and my duties as an employee of the Company will not breach an invention assignment or proprietary information agreement with any former employer or other party. I represent that I will not bring me to the Company, or use in the performance of my duties for the Company, any documents or materials of a former employer that are not generally available to the public.

9. I hereby authorize the Company to notify others, including without limitation, customers of the Company of my future employer, any future employer of the terms of this Agreement and my responsibilities hereunder.

10. In the event of any violation of this Agreement by me, and in addition to any relief or remedies to which the Company is entitled, I agree that the Company shall have the right to an immediate injunction, and shall have the right to recover the Company's reasonable attorney's fees and court costs expended in connection with any litigation instituted to enforce this Agreement.

11. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. This Agreement shall be effective as of the first day of my employment by the Company, namely: ______________________, 19___.


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Employee:                                  Acknowledged and accepted by
                                           Pacific Softworks. Inc.


________________________________           By:_______________________________
Signature


________________________________           Title:_____________________________
Name (Please Print)